Exhibit 21

National Penn Bancshares, Inc.

National Penn Bancshares, Inc.
NPB Capital Trust II
NPB Capital Trust III
NPB Capital Trust IV
NPB Capital Trust V
NPB Capital Trust VI
National Penn Investment Company
National Penn Bank, including its divisions and subsidiaries --
HomeTowne Heritage Bank (Division)
KNBT (Division)
Nittany Bank (Division)
Institutional Advisors, LLC
Link Financial Services, Inc.
Link Abstract, L.P. – 80% owned by Link Financial Services, Inc.
NPB Delaware, Inc.
National Penn Wealth Management, N.A.
National Penn Investors Trust Company (Division)
National Penn Capital Advisors, Inc.
RESOURCES for Retirement, Inc. (Division)
National Penn Insurance Services, Group, Inc.
Caruso Benefits Group, Inc.
Higgins Insurance (Division)
National Penn Management Services, LLC
DFM Realty, Inc.
KNBT Settlement Services, LLC

Christiana Bank & Trust Company
Christiana Corporate Services, Inc.
Monarch Management Services, LLC
Christiana Trust Company, LLC (Las Vegas, NV)
CBTD, LLC
Christiana OREO, LLC